Exhibit 10.2



                     EXECUTIVE SALARY CONTINUATION AGREEMENT

THIS EXECUTIVE SALARY CONTINUATION AGREEMENT ("Agreement") is made and entered into this 9th day of November, 2001, by and between REDWOOD EMPIRE BANCORP, a California corporation and National Bank of the Redwoods, a national banking association (collectively the "Corporation"), and JAMES BECKWITH (the "Executive"). This Agreement supercedes the EXECUTIVE SALARY CONTINUATION AGREEMENT made and entered into on the 16th day of November 1999 by and between the Corporation and the Executive.


                                   WITNESSETH:

                  WHEREAS, the Executive is employed by the Corporation as its Chief Financial Officer; and by the Bank as its Chief Operating Officer, Chief Credit Officer and Chief Financial Officer; and

                  WHEREAS, the experience of the Executive, his knowledge of the affairs of the Corporation, and his reputation and contacts in the banking industry are so valuable that assurance of his continued service is essential for the future growth and profitability of the Corporation and it is in the best interests of the Corporation and its shareholders to arrange terms of his continued employment; and

                  WHEREAS, it is the desire of the Corporation that the Executive's services be retained as herein provided; and

                  WHEREAS, the Executive is willing to continue in the employ of the Corporation provided the Corporation agrees to pay the Executive or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is hereby agreed as follows:










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                                   ARTICLE 1.

     1.1. Named Fiduciary and Plan Administrator. The Corporation Fiduciary and Plan Administrator of this Plan shall be the Corporation.

     1.2. Change of Control. A "Change of Control" shall be deemed to have occurred if (I) a tender offer shall be made and consummated for the ownership of fifty-one percent (51%) or more of the outstanding voting securities of the Corporation; (ii) the Corporation shall be merged or consolidated with another bank or corporation and as a result of such merger or consolidation less than forty-nine percent (49%) of the outstanding voting securities of the surviving or resulting bank or corporation shall be owned in the aggregate by the former shareholders of the Corporation, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (iii) the Corporation shall sell substantially all of its assets to another bank or corporation which is not a wholly owned subsidiary; or
(iv) a person, within the meaning of Section 3(a) (9) or of Section 13(d) (3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire fifty-one percent (51%) or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d) (1) (I) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

                                   ARTICLE 2.

     2.1. Employment. The Corporation agrees to employ the Executive in such capacity as the Corporation may determine from time to time. The Executive shall continue in the employ of the Corporation in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Corporation.

     2.2. Full Efforts. Executive shall devote his full business time and efforts to the business and affairs of the Corporation or the successor to the Corporation by which Executive is then employed pursuant to this Agreement; provided, however, this provision shall not preclude Executive, with prior approval of the Corporation, from serving as a


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director  or  member  of a  committee  of any other  organization  involving  no conflict of interests with the interests of the Corporation, from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not interfere with the regular performance of his duties and responsibilities to the Corporation.

     2.3. Fringe Benefits. The salary continuation benefits provided by this Agreement are granted by the Corporation as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                   ARTICLE 3.

     3.1. Voluntary Termination. In the event of a Change of Control, Executive shall have ninety (90) days from the date of Executive's receipt of written notice from the Corporation notifying Executive of the occurrence of the Change of Control ("Election Period") within which to elect to terminate employment. If Executive elects to terminate employment within the Election Period, this Agreement and his employment shall terminate on the date that Executive gives notice of the election to terminate and the Corporation shall pay him the payment provided for in Section 3.2 hereof ("Separation Payment").

     3.2. Separation Payment. The Separation Payment shall be equal to two (2) times the Executive's annual base salary then in effect at the time of the Change of Control, payable to Executive, no later than one (1) business day after termination of employment. Executive shall not be entitled to any payment under Article 4 if he elects to receive the Separation Payment.



















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                                   ARTICLE 4.

     4.1. Payment Resulting From a Change of Control. If, within two (2) years of a Change of Control, (i) the Executive's employment with the Corporation is terminated; (ii) Executive's annual compensation and/or the Executive's fringe benefits are reduced by ten percent (10%) or more from the levels in effect on the date of the Change of Control; or (iii) Executive's duties, responsibilities and authority are materially modified from those of his current position or those of the position that he held on the date of the Change of Control; then the Executive shall receive two (2) times the Executive's current annual base salary or the annual base salary in effect on the date of the Change of Control, whichever is greater, ("Control Payment") payable in one (1) lump sum within sixty (60) days after the occurrence of the event triggering the payment herein. Executive shall be entitled to receive only one (1) Control Payment under the terms of this Article 4 and hereby waives all other claims arising out of the events triggering the payment of the Control Payment. For purposes of this Agreement, a material modification to Executive's duties, responsibilities, and authority shall mean a change in reporting relationship of two (2) or more levels in the line of the organization.

                                   ARTICLE 5.

     5.1. Non-Assignable. Neither the Executive, his spouse, nor any other party under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.


















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                                   ARTICLE 6.

     6.1. Claims Procedure. The Corporation shall make all determinations as to rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the Executive or his Beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner calculated to be understood without legal or actuarial counsel. In addition, the Corporation shall provide a reasonable opportunity to the Executive for full and fair review of the decision denying such claim.

                                   ARTICLE 7.

     7.1. Unsecured General Creditor. The Executive's rights are limited to the right to receive payments as provided in this Agreement and the Executive's position with respect thereto is that of a general unsecured creditor of the Corporation.

                                   ARTICLE 8.

     8.1. Reorganization. The Corporation shall not voluntarily engage in a Change of Control of the Corporation unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Corporation under this Agreement. Upon the occurrence of such event, the term "Corporation" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, firm or person.

                                   ARTICLE 9.

     9.1. Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.













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                                   ARTICLE 10.

     10.1. Liquidated Damages. The parties hereto, before entering into this Agreement have been concerned with the fact that substantial damages will be suffered by Executive in the event that the Corporation shall fail to perform according to this Agreement. In the event of non-performance by the Corporation, Executive shall be entitled to liquidated damages of Two Thousand Five Hundred Dollars ($2,500.00) for each payment due hereunder which is not made by the Corporation within forty-five (45) days of the date such payment was scheduled to have been made. This provision shall not be applicable in the event that such non-payment is the result of a prohibition of such payment by law, regulation or order of a bank regulatory agency.

                                  ARTICLE 11.

     11.1. Successors and Assigns; Assignment. The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of the parties hereto. Executive may not assign this Agreement or any of Executive's rights hereunder except with the prior written consent of the Corporation.

     11.2. Severability. If any provision of this Agreement, as applied to either party or to any circumstances, is judged by a court to be void or unenforceable, in whole or in part, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

     11.3. Applicable Law; Jurisdiction and Venue. This Agreement and all matters or issues collateral hereto shall be governed by the laws of the State of California applicable to contracts performed entirely therein. Executive and Corporation each consent to the jurisdiction of, and any action concerning this Agreement shall be brought and tried in, the United States District Court for the Northern District of California or the Superior or Municipal Court for the County of Sonoma.

     11.4. Waiver. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. All remedies,







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rights,  undertakings,  obligations,  and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     11.5. Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     11.6. Headings. The headings in this Agreement are for convenience only and shall not in any manner affect the interpretation or construction of the Agreement or any of its provisions.

     11.7. Notice. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, or if mailed, upon deposit in the United States mail, first class postage prepaid, express or certified, return receipt requested, and properly addressed to the parties as follows: if to Executive at his last address shown in the Corporation's records; if to Corporation at:

                                    Redwood Empire Bancorp
                                    111 Santa Rosa Avenue
                                    Santa Rosa, CA 95404
                                    Attn:  Corporate Secretary

Either party may designate a new address for purposes of this Section 12.7 by giving the other notice of the new address as provided herein.


















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     IN WITNESS  WHEREOF,  the  Corporation has caused this Agreement to be duly executed by its proper officer and the Executive has hereunto set his hand at Santa Rosa, California, on the day and year first above written.


                                    CORPORATION

                                    REDWOOD EMPIRE BANCORP,
                                    A California Corporation

                                    By:  /s/ Dana R.Johnson
                                       ------------------------------

                                    Its:  Chairman
                                        -----------------------------


                                    NATIONAL BANK OF THE REDWOODS

                                    By: /s/ Patrick W. Kilkenny
                                       ------------------------------
                                    Its:  President & CEO
                                        -----------------------------


                                    EXECUTIVE

                                    /s/ James E. Beckwith
                                    ---------------------------------
                                    JAMES E. BECKWITH



























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